UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2006

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

MERGER AGREEMENT
On May 30, 2006, ADC Telecommunications. Inc., a Minnesota corporation ("ADC"), Andrew Corporation, a Delaware corporation ("Andrew"), and Hazeltine Merger Sub, Inc., a wholly owned subsidiary of ADC ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which ADC and Andrew agreed to combine their businesses through a merger of Andrew and Merger Sub (the "Merger").

At the effective time of the Merger (the "Effective Time"), Merger Sub will be merged into Andrew and Andrew will thereby become a wholly owned subsidiary of ADC. Further, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Andrew, each share of common stock of Andrew issued and outstanding immediately prior to the Effective Time will be converted at the Effective Time into a right to receive 0.57 (the "Exchange Ratio") shares of ADC common stock.

The completion of the Merger is subject to various closing conditions, including (a) the approval (i) by ADC’s shareowners of the issuance of ADC common stock in the Merger and (ii) by Andrew’s stockholders of the Merger and Merger Agreement, (b) the lack of any legal impediment to the Merger, and (c) the receipt of antitrust and other regulatory approvals or decisions (including under the Hart-Scott-Rodino Antitrust Improvements Act and the competition statutes of certain jurisdictions). The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes.

The respective Boards of Directors of ADC and Andrew have approved the Merger and the Merger Agreement. ADC has agreed that its board of directors will recommend that its shareholders approve the issuance of ADC common stock in the Merger and Andrew has agreed that its board of directors will recommend that its stockholders approve the Merger Agreement and the Merger. Both ADC and Andrew have agreed, with certain exceptions, not to directly or indirectly solicit, encourage or facilitate proposals relating to alternative business combination transactions. However, the board of directors of either ADC and Andrew may, subject to payment of the termination fee described below, change its recommendation in favor of the issuance of ADC common stock in the Merger (in the case of ADC) or the Merger Agreement and the Merger (in the case of Andrew) in certain circumstances, including upon a good faith determination such board of directors, after consultation with and receipt of advice from its outside legal counsel, that such change in recommendation is required to comply with its fiduciary duties under applicable law. Notwithstanding a change of recommendation permitted by the Merger Agreement, both ADC and Andrew have also agreed to hold a stockholder meeting to consider the issuance of ADC common stock in Merger (in the case of ADC) or the Merger Agreement and the Merger (in the case of Andrew).
The Merger Agreement is subject to termination by either ADC or Andrew for various reasons, including but not limited to: the mutual written consent of ADC and Andrew; the failure of the Merger to be consummated by an outside date of November 30, 2006 (which outside date is subject to extension, in certain circumstances, to February 28, 2007), the failure of ADC shareholders to approve the issuance of ADC common stock in the Merger and the failure of Andrew stockholders to approve the Merger Agreement and Merger. ADC may terminate the Merger Agreement if, among other reasons, Andrew’s board of directors changes its recommendation that Andrew stockholders approve the Merger Agreement and the Merger, Andrew fails to comply in all material respects a covenant contained in the Merger Agreement or if a material adverse effect occurs with respect to Andrew. Andrew may terminate the Merger Agreement if, among other reasons, ADC’s board of directors changes its recommendation that ADC shareholders approve the issuance of ADC common stock in the merger, ADC fails to comply in all material respects a covenant contained in the Merger Agreement or if a material adverse effect occurs with respect to ADC. Upon a termination of the Merger Agreement pursuant to certain sections of the Merger Agreement, ADC or Andrew will be obligated to pay a termination fee to the other party in the amount of $75,000,000.

The Merger Agreement also contains customary representations, warranties and covenants by both ADC and Andrew. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about ADC or Andrew. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Andrew and ADC to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between ADC and Andrew rather than establishing matters as fact. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about ADC or Andrew.

AMENDMENT TO TERMS OF DIRECTOR RSU AGREEMENTS

On May 30, 2006, the Compensation Committee of the ADC Board of Directors authorized an amendment to the terms of certain Restricted Stock Units awards made to non-employee Directors. The amendment applies to certain of the awards of 1,032 restricted stock units that were made on March 8, 2006 to all non-employee directors as part of their annual non-employee director compensation for fiscal 2006 (the "2006 RSUs"). The 2006 RSUs had a face value of approximately $25,000 per award at the time of grant and provided for vesting to occur on January 2, 2007, in conformity with the annual compensation program. Pursuant to the amendment approved on May 30, 2006, the 2006 RSUs granted to those directors who have agreed to resign from the ADC Board of Directors, contingent upon the closing of the Merger, shall vest upon the earlier of (i) January 2, 2007; or (ii) the resignation of such director at the effective time of the Merger.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 30, 2006, in connection with the entry by ADC into the Merger Agreement, four ADC non-employee directors agreed to resign their board seats at the time of, and contingent upon, the closing of the Merger. James C. Castle, Ph.D., John E. Rehfeld, Jean-Pierre Rosso and John D. Wunsch will each resign as a director of ADC contingent upon the closing of the Merger with Andrew as of the date of the closing.

Item 9.01 Financial Statements and Exhibits.

2.1 Agreement and Plan of Merger, between and among ADC Telecommunications, Inc., Hazeltine Merger Sub, Inc. and Andrew Corporation dated as of May 31, 2006(1)

(1) Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ADC hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the United States Securities and Exchange Commission (the SEC).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

June 1, 2006	By:	Gokul V. Hemmady

Name: Gokul V. Hemmady
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among ADC Telecommunications, Inc., Hazeltine Merger Sub, Inc. and Andrew Corporation dated as of May 30, 2006